Exhibit 10.1

FIRST AMENDED FIRSTPLUS FINANCIAL GROUP, INC.

GRANTOR RESIDUAL TRUST AGREEMENT

This First Amended FirstPlus Financial Group, Inc. Grantor Residual Trust Agreement (the “First Amendment”) is being entered into effective July 6, 2006 by FirstPlus Financial Group, Inc., the sole Settlor of the FirstPlus Financial Group, Inc. Grantor Residual Trust, and FirstPlus Financial Group, Inc., in its capacity as the sole beneficiary of the FirstPlus Financial Group, Inc. Grantor Residual Trust, which entity in its capacities as the sole Settlor and the sole Beneficiary hereby consents to the following amendment of the FirstPlus Financial Group, Inc. Grantor Residual Trust Agreement.

WITNESSETH

WHEREAS FirstPlus Financial Group, Inc., as sole Settlor and sole Beneficiary, executed the FirstPlus Financial Group, Inc. Grantor Residual Trust Agreement (“Original Trust Agreement,” as defined below) on or about July 15, 2002; and

WHEREAS upon creation of the Trust (as defined below) George T. Davis was designated as the initial trustee; and

WHEREAS subsequent thereto FirstPlus Financial Group, Inc., as sole Settlor and as the sole Beneficiary of the Trust appointed two additional trustees to act as trustees for the Trust, specifically J.D. Draper and Michael Montgomery; and

WHEREAS subsequent thereto the sole Settlor removed George T. Davis as Trustee for cause pursuant to Section VI(d) of the Original Trust Agreement and appointed James Roundtree as a substitute Trustee; and

WHEREAS George T. Davis has, inter alia, disputed his removal as a trustee by the sole Settlor pursuant to the provisions of Section VI(d) of the Original Trust Agreement, or otherwise; and

WHEREAS FirstPlus Financial Group, Inc., as the sole Settlor and sole Beneficiary, desires to consent to the modification of the Original Trust Agreement;

NOW THEREFORE, by this First Amendment, FirstPlus Financial Group, Inc., as sole Settlor and sole Beneficiary, hereby amends the Original Trust Agreement as set forth below.

I.

TRUST NAME

The trust shall be known as and designated as the “FirstPlus Financial Group, Inc. Grantor Residual Trust,” and shall be referred to in this First Amendment as the “Trust.”

II.

DEFINITIONS

(A)	Rules of Construction.

(i)         Grammatical Usage. The singular shall include the plural and the plural the singular. wherever the context so requires, and the masculine, the feminine, and the neuter shall be mutually inclusive.

(B)	Terms.

(i)         “Allocated Settlement Amount” shall mean the funds identified in Section 7(a) and 7(b) of the Shareholder Settlement constituting Gross Income.

(ii)         “Beneficiary” shall mean FirstPlus Financial Group, Inc., which shall be the sole and exclusive Beneficiary.

(iii)        “Creditors” shall mean the persons who are holders of monetary claims against the Settlor or Trust, as the case may be, whether or not such claim has been reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether in existence or arising prior to, on or after the creation of the Original Trust Agreement.

(iv)        “Debtor” shall mean FirstPlus Financial, Inc., a debtor under Title 11 of the United States Code.

(v)	“First Amendment” shall mean this Trust Agreement.

(vi)        “FPFI Creditor Trust” shall mean the FirstPlus Financial, Inc. Creditor Trust.

(vii)       “FPFG Intercompany Claim” shall mean the allowed Class 4 claim originally asserted by the Settlor against the Debtor, the payment of which is now the responsibility of the FPFI Creditor Trust, to the extent not previously assigned by Settlor.

(viii)      “Gross Income” shall mean the corpus of the Trust Estate, including all principal received by the Trust from time to time, together with all proceeds thereof, including interest, distributions and dividends from the principal.

(ix)        “Net Income” shall mean the Trust Estate after fees, costs and expenses incurred by the Trust have been deducted from Gross Income.

(x)        “Non Settlement Amount” shall mean all Gross Income which is not Allocated Settlement Amount.

(xi)        “Original Trust Agreement” shall mean the trust agreement executed by the Settlor on or about July 15, 2002 and as modified thereafter which is replaced and superceded in its entirety by this First Amendment.

(xii)       “Pro Rata” shall mean proportionately, so that, for example (i) a pro rata distribution with respect to a Creditor’s claim within a particular class bears the same ratio to all distributions on account of such class, as the dollar amount of such claim bears to the dollar amount of all other claims in said class, and (ii) a distribution on account of a shareholder’s interest within a particular class as such interest bears to all interests of shareholders within said class.

(xiii)      “Record Date” shall mean a date established by the Settlor as of which date the Trust will recognize a Shareholder’s status entitled to a distribution from the Trust.

(xiv)      “Residuals” shall mean any derivative interests in mortgage-backed or asset-backed securitization transactions which were assets of, or the rights (including cash flow rights) owned at the commencement of the Trust by, Settlor, in its capacity as a creditor of the Debtor, pursuant to the Third Amended Plan of Reorganization of the Debtor, and which were acquired by the Trust subsequent to its creation by assignment from the Settlor, and shall include but not be limited to the FPFG Intercompany Claim.

(xv)       “Settlor” shall mean FirstPlus Financial Group, Inc., which is the sole and exclusive Settlor.

(xvi)      “Shareholders” shall mean the persons who are holders of common stock, par value $.01 per share, of the Settlor, as of a particular Record Date.

(xvii)     “Shareholder Settlement” shall mean that certain Settlement Agreement dated April 6, 2006 between Settlor and Danford L. Martin, individually, on behalf of the FPFX Shareholder Value Committee and the FPFX Steering Committee and as attorney-in-fact for all of the petitioners in the civil litigation filed against Settlor and its board members in March 2005 in the Second Judicial District Court for the State of Nevada.

(xviii)    “Termination Date” shall mean the date on which the events described in Section V(G) have occurred.

(xix)      “Trust Agreement” or “this Agreement” shall mean this First Amended FirstPlus Financial Group, Inc. Grantor Residual Trust Agreement.

(xx)       “Trustee” shall be deemed to refer to more than one Trustee in the event that more than one Trustee is acting at such time hereunder and, until subsequently changed pursuant to the terms of this Trust Agreement or by action of the sole Settlor and sole Beneficiary, shall be J.D. Draper, John R. Fitzgerald and James Roundtree.

(xxi)      “Trust Estate” shall mean the trust estate created by the Original Trust Agreement and continued by the Trust Agreement and consisting of the Residuals, any other property which the Trust Estate owns and the proceeds thereof.

III.

BENEFICIARY

The sole Settlor shall be the sole Beneficiary of the Trust. Notwithstanding any other provisions in this Trust Agreement, no party other than the Settlor shall be a direct, indirect or third party beneficiary of this Trust, it being the intention of the Settlor that there shall be only one Beneficiary. Nothing in this Agreement, expressed or implied, shall give to any person, other than the parties hereto, any benefit or legal or equitable right, remedy or claim under this Agreement.

IV.

DISTRIBUTION OF TRUST ESTATE

(A)	Beneficiary’s Direction to Trustee.

(i)     The Beneficiary hereby directs the Trustee to distribute the Net Income as provided in IV(B) below.

(ii)     At any time the Trustee is authorized to satisfy from the Gross Income all fees, costs or other expenses incurred by the Trust including reimbursement of any and all fees, costs or other expenses incurred by the Trust and paid or otherwise satisfied by a third party, including but not limited to the fees and expenses of professionals retained by the Trust.

(B)        Income and Distributions. Until the Termination Date, the Trustee shall hold all Gross Income from the Trust for the benefit of the Beneficiary, provided however, the Beneficiary hereby directs the Trustee to make distributions as follows:

(i)	Allocated Settlement Amount

(a)       Upon receipt of written instruction from Settlor, distribute from time to time, in his discretion, some or all of the Net Income then on hand from the Allocated Settlement Amount, to Shareholders and Settlor, cumulatively fifty percent (50%) to Shareholders as a class and fifty percent (50%) to the Settlor; and

(b)       Retain such undistributed amount of the Allocated Settlement Amount from which future distributions may be made according to the terms of the Shareholder Settlement, subject to the terms of this Agreement.

(ii)     Non Settlement Amount. Subject to any restrictions in this Agreement, upon receipt of written instruction from Settlor, distribute the Non Settlement Amount to the Settlor or such other Persons, in such amounts as the Settlor shall instruct.

(C)       Limitations on and Administration of Distributions. In the Trustee’s sole discretion, the Trustee may make distributions from time to time when sufficient assets are available to make the distribution cost effective. To administer distributions efficiently, the Trustee may make distributions to Settlor under IV(B)(i)(a) more frequently than annually conditioned on Trustee funding an escrow for Shareholders in an amount equal to the distribution to be made to Settlor. When making distributions to Shareholders as authorized in IV(B)(i)(a), Trustee may retain agents or use agents retained by Settlor to effect delivery of distributions to Shareholders. The Trustee shall make no distributions from the Trust Estate if to do so would violate applicable law; including specifically, the Trustee shall make no distributions to Shareholders if the Trust or the Settlor is insolvent, such distributions would render the Trust or the Settlor insolvent, such distributions would leave the Trust or the Settlor without sufficient assets or capital to timely satisfy a class or classes of Creditors, or if applicable law would prevent Settlor from making such distribution.

(D)       Reserves Created to Effect Distributions. The Trustee may create reserves or escrows, including, but not limited to (i) establishing reserves or escrows for the purpose of preserving such property while confirming the ownership of such property as contemplated in V(B), (ii) establishing reserves or escrows for Shareholders whose distributions are held for the reasons described in IV(C) and (iii) establishing reserves or escrows for the payment of any taxes owed by the Trust or Settlor with respect to the Trust Estate and (iv) establishing reserves or escrows for the purposes set forth in IV(A)(ii) and/or IV(E). The Trustee shall maintain such reserves or escrows until the reason for their establishment has ended. At the termination of such reserves or escrows, the Trustee shall (i) deliver the funds previously held to the person determined by the Trustee, in his reasonable discretion, to be the rightful recipient of such funds, or (ii) distribute such funds according to the terms of this Agreement.

(E)        Reimbursement to Persons Who Previously Have Satisfied Creditors of Trust. The Trustee shall reimburse any person that has paid the claim of a Creditor of the Trust that was not previously paid by the Trust, such person’s right of reimbursement being treated as an expense of the Trust payable from Gross Income; provided, however, the Trustee may condition such reimbursement on receipt of evidence satisfactory to the Trustee of the validity of such claim and the payment of such claim, or other right of reimbursement owed to such person requesting reimbursement of a Creditor’s claim.

(F)        Unclaimed Distributions. Upon the return of any distribution to the Trustee as undeliverable, such undelivered distribution shall be held until the earlier of (i) the Trustee’s receipt of a new address for the Shareholder whose distribution was returned and (ii) the termination of the Trust. If the unclaimed distribution has not been claimed in writing to the Trustee within ten (10) days prior to the proposed date of the final distribution, such unclaimed distribution shall be forfeited by the Shareholder to whom the unclaimed distribution relates and will be included in the final distributions to Settlor and Shareholders whose addresses are known. If final distributions are returned as undeliverable and redistribution would result in another distribution that would be de minimus to the Settlor and Shareholders, the Trustee may contribute the unclaimed final distributions to a charity of the Trustee’s choice. Otherwise, the Trustee will redistribute such remaining funds to Settlor.

(G)        Distribution Upon Termination. The Trust shall terminate upon the complete distribution of the Trust Estate to Settlor and Shareholders as provided in this Agreement. On the Termination Date, the Trustee shall execute and deliver any and all documents and instructions reasonably requested by Settlor to evidence such transfer. Upon termination of the Trust and the complete satisfaction of the Trustee’s duties under this First Amendment, the Trustee shall thereupon be forever discharged and released from all powers, duties, responsibilities and liabilities under the Trust.

V.

TRUSTEE’S POWERS

The Trustee shall have the following rights, powers, authorities and discretions, and any others that may be granted by law to the extent consistent with this Agreement:

(A)       Invest in Property. To retain and invest and reinvest the Trust Estate in any property and undivided interests in property, real or personal, including, but not in limitation, stocks, bonds, partnerships, limited liability companies, common trust funds, investment trusts, and any form of business without being limited by any statute or rule of law concerning investments by trustees, even if such investments fail to constitute properly diversified investments under the Uniform Prudent Investor Act of Texas. The provisions of this paragraph (A) of Article V shall control over any conflicting provisions of the Uniform Prudent Investor Act of Texas, the application of which to the Trust is rejected to the extent of any such conflict.

(B)        Retain Property. Subject to the last two sentences of this paragraph, to retain as a part of the Trust Estate any property, real and personal, which may be delivered to and received by it as Trustee. The Trustee shall not be required to sell any such property, or to convert it into cash or any other property, nor shall it be liable to the Beneficiary hereunder for the retention thereof in the form in which such property was delivered to it, notwithstanding that such property may be speculative in character or that such retention may result in a lack of the diversification customarily considered proper for trust investments. The Trustee shall not be charged with, nor be held liable for any loss or depreciation of principal or income which may occur by reason of the retention by the Trustee of any property received and held by the Trust. Any property real or personal which has been or may be delivered to the Trust the ownership of which is not known or certain may be retained in escrow by the Trust Estate until such property’s ownership is determined to the satisfaction of the Trustee. Upon determining the ownership of such property, the Trustee may take such action with respect to such property as he deems appropriate in his discretion but only as authorized by law.

(C)       Sell Trust Property. To sell any Trust property for cash or on credit, to exchange any Trust property for other property, and to lease any Trust property.

(D)       Borrow Money and Pledge Trust Property. To borrow money, to mortgage or pledge any Trust property and to secure the performance of any obligation of the Trust, whether created by the Trust Agreement or otherwise.

(E)        Lend Money. To make loans to any person or persons, including the Beneficiary, and to do so on terms favorable to the Trust, including but not limited to taking ample security for said loans if appropriate.

(F)        Distribute Money. To distribute some or all of the Trust Estate to the Settlor and a class or classes of Shareholders.

(G)       Deliver Trust Assets to Settlor. To deliver Trust Assets to Settlor on terms designed to protect the Trust and Beneficiary.

(H)       Compensate Trustee. Subject to the approval of the Settlor, to receive fair and just compensation out of the Trust Estate for its services hereunder.

(I)         Employ Agents. To employ and compensate attorneys, auditors, depositaries, proxies, and agents, with or without discretionary powers, and to keep any property in the name of a nominee, with or without disclosure of any fiduciary relationship.

(J)         Protect Trust Property. To take any action with respect to conserving or realizing upon the value of any Trust property and with respect to foreclosures, reorganizations or other changes affecting the Trust property, and to collect, pay, contest, compromise or abandon demands of or against the Trust Estate wherever situated.

(K)       Establish Shareholder Interest; Establish Record Date; Classify Shareholders. In connection with any proposed distribution to Shareholders to take such action as he deems necessary to investigate, object to, litigate, settle, compromise and/or otherwise deal with the interests of Shareholders. Prior to making any distribution to Shareholders, to take such action as he deems necessary to have Settlor establish a Record Date so that only Shareholders owning an interest in the Settlor as of said Record Date shall be entitled to a distribution. If the Trustee deems appropriate, a new Record Date will be established prior to each distribution. The Trustee may create classes of Shareholders in order to place within said class Shareholders that are substantially similar to each other.

(L)        Condition Delivery of Distribution. To establish such conditions deemed appropriate that must be satisfied by Settlor or a Shareholder prior to or at the time of delivery of a distribution to a Settlor or Shareholder. Such conditions imposed by the Trustee shall be subject to the Trustee’s sole discretion limited only by applicable law and may be applied to Settlor or Shareholders on an individual basis and not according to class.

(M)       Procure Bonds, Insurance or other Forms of Indemnity. To purchase any surety bond, insurance or other form of indemnity on behalf of the Trust or the Trustee in performance of any duty created under this Agreement.

(N)       Funds, Reserves, Escrows and Accounts. To establish funds, reserves, escrows and accounts within the Trust as deemed appropriate by the Trustee in his discretion.

(O)       Commence, Prosecute and/or Defend Litigation. To commence, prosecute and/or defend litigation involving the Trust, the Trust Assets, or the Trustee’s duties and obligations arising under this Trust Agreement. Further, in anticipation of litigation, or in an effort to prepare for potential litigation, to take such action as deemed appropriate by the Trustee in his discretion. The Trustee may settle, compromise or otherwise resolve litigation or potential litigation as deemed appropriate in his discretion.

(P)        Trustee Exculpation. No person paying money or any other thing in its stead to the Trustee on the Trustee’s receipt, shall be liable to see to the application or be answerable for the misapplication or non-application thereof. No Trustee or any of its agents, officers, employees or retained professionals shall be liable by virtue of or under the Trust reposed by this Agreement, except for his, her or its own actual receipts, willful defaults and abuses of power. No successor Trustee hereunder shall incur any liabilities or responsibilities to the Settlor, the Beneficiary or any Shareholder hereunder by accepting the accounting rendered and the assets and property delivered to it by any predecessor Trustee.

(Q)       Termination of Small Trust. If at any time the Trustee determines that the Trust is too small in value to justify the expenses and burdens of continued Trust administration, to terminate the Trust and make distribution of the Trust Estate in the same manner as though the Trust was being terminated at the end of its normal term. The Trustee’s judgment shall be final, binding and conclusive upon all parties ever interested hereunder, and distribution of the Trust Estate in the manner provided herein shall relieve the Trustee of any further responsibility to such Trust Estate.

VI.

TRUSTEE PROVISIONS

(A)       Recognition of Trustees. The Trustee of the Trust shall be, until removed pursuant to the terms hereof, J.D. Draper, John R. Fitzgerald and James Roundtree. Mr. George T. Davis no longer is a Trustee of the Trust, having been removed “for cause” as authorized pursuant to Section VI(d) of the Original Trust Agreement, effective June 30, 2005. To the extent Mr. Davis was not properly removed “for cause” previously, by this Trust Agreement, Mr. Davis expressly is no longer a Trustee, effective as of June 30, 2005 but in no event later than the date of execution of this Agreement by the Settlor and Beneficiary.

(B)        Co-Trustees and Successor Trustees. If any Trustee named herein or subsequently appointed as such hereunder shall die, resign, refuse or be unable to act as Trustee, the Settlor shall have the right to designate a successor Trustee. At any time the Settlor also may appoint one or more additional Trustees to serve as Co-Trustees with the Trustee or Trustees then serving. Any designation of a successor Trustee or Co-Trustee shall be evidenced by a written instrument signed by the Settlor and delivered to the successor Trustee or Co-Trustee being appointed to office. The instrument of appointment must identify the appointee, state the effective date of the appointment, and contain an acceptance by the appointee. No Trustee wherever acting shall be required to give bond or surety or to account for the administration of the trust to any court.

(C)       Incapacity to Act. Any Trustee hereunder shall be considered unable to act as Trustee whenever he is under legal disability, or by reason of illness or mental incapacity is unable to give prompt and intelligent attention to the management of Trust Estate. The determination that a Trustee is unable to act as Trustee hereunder shall be made by such Trustee’s then personal physician. Any such determination shall be in writing, shall be delivered to the Settlor, to the Co-Trustee(s), if any, and to the successor Trustee herein named or appointed as herein provided, and shall continue until a similar determination that such incapacity has ended, at which time such individual shall be reinstated as a Trustee hereunder.

(D)       Resignation of Trustee. Any Trustee may resign at any time upon not less than thirty (30) days’ prior written notice to the Settlor, to each co-Trustee, if any, and to the successor Trustee, if any, herein named or appointed as herein provided.

(E)        Removal of Trustee. The Settlor may remove any Trustee then acting as such hereunder upon prior written notice to such Trustee; provided, however, that if such removal would otherwise result in no Trustees then serving as such under this Agreement, simultaneously with such removal the Settlor shall appoint a successor Trustee in accordance with the provisions of paragraph (B) of this Article.

(F)        Approval of Accounts. The Settlor may approve the accounts of any Trustee at any time resigning or removed as such hereunder. The approval of such accounts shall he a full and complete discharge of such Trustee and shall have the same effect as if such Trustee had presented and had its account approved by a court of competent jurisdiction.

(G)       Acceptance of Office by Appointed Co-Trustee or Successor Trustee. Any Co-Trustee or successor Trustee herein named, or appointed as herein provided, shall accept such office upon his or its succession or appointment thereto by a written instrument duly executed by such Co-Trustee or successor Trustee and delivered to the Settlor. Upon his or its acceptance of such office, such Co-Trustee or successor Trustee shall thereupon become vested with all of the rights, titles, powers, authorities, immunities, discretion and interests granted to or conferred upon the original Trustee named herein, and shall be charged with all of the duties and obligations herein mentioned, without any further assurance or conveyance whatsoever.

(H)       Custody of Funds Any Trustee then acting as such hereunder shall take possession and have custody of all moneys, property, documents and instruments pertaining to the trusts hereby created, and shall make all collections, payments and distributions of income and principal as herein provided. If more than one Trustee is acting, said Trustees may designate one, more than one, or all of them to take custody of funds.

(I)         Decisions by Majority. If at any time there are two or more Trustees acting as such hereunder, a majority of the Trustees shall have the right to exercise all of the powers vested in the Trustee hereunder. Any act done or performed by any of the Trustees pursuant to written authority or consent signed by a majority of the Trustees then acting shall be binding, final and conclusive upon all of them and upon all persons whomsoever; provided, however, that any Trustee not signing any such written authority or consent shall not be liable or responsible for any loss resulting therefrom. If, at any time during the term of the Trust hereby created, Trustees cannot act by a majority vote, any deadlock shall be resolved by the Settlor.

(J)         Delegation of Powers. Any individual Trustee, by notice in writing to his co-Trustees, may (i) delegate all his powers and duties to one or more co-Trustees for a specified period of time, or (ii) delegate to one or more co-Trustees the power to sign and endorse checks and execute other instruments. Any person may rely on the written Certification of a co-Trustee that such co-Trustee has the power to act under a delegation of powers from any other Trustee.

(K)       Trustee’s Reliance. In taking any action whatsoever hereunder, the Trustee may rely, and shall be protected in such reliance, upon any notice, certificate, affidavit or other paper or document deemed by it to be genuine, or upon any other evidence deemed by it to be sufficient. Further, the Trustee may seek and rely upon the legal opinion or advice of a licensed attorney at law.

(L)        Trustee’s Acceptance. The Trustee(s) hereby accept the Trust created by this Agreement and agrees to act as Trustee in accordance with the terms and provisions hereof.

(M)       Indemnification of Trustee. The Trustee and its officers, employees and agents shall be paid and shall be protected, indemnified and saved harmless from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature (including fees and expenses for attorneys and other professionals) arising from or relating to any action by or any failure to act by the Trustee (and its officers, employees and agents) in accordance with the terms of this Agreement, or the transactions contemplated by this Agreement, except to the extent that any such loss, liability, action, suit, judgment, demand, damage or expense is the result of the gross negligence or willful misconduct of the Trustee, its agents, officers, employees or retained professionals. The Trustee shall be reimbursed out of the Trust Estate for the payment of such obligations or may present such obligations to the Trust for immediate payment without requiring the Trustee to first pay such obligation. The Trustee shall be reimbursed or paid no later than thirty (30) days after presenting to the Trust his request for reimbursement or payment. To the maximum extent permitted by applicable law, no personal liability whatsoever shall attach to or be incurred by the Trustee, any employee, officer or director of Settlor, as such, under or by reason of the terms or conditions contained in or implied from this Agreement. This indemnification obligation of the Trust and the Trustee’s rights hereunder is a material inducement to the Trustees to agree to continue to act pursuant to this Agreement and such indemnification shall survive any subsequent amendment to the Trust Agreement or the Trustee’s removal so long as the act taken which gives rise to the Trustee’s (or former Trustee’s) claim for indemnification relates to the Trustee’s service as a Trustee or took place prior to such subsequent amendment to the Trust Agreement or the Trustee’s removal.

The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of Settlor and shall have those responsibilities only as expressly set forth herein.

VII.

MISCELLANEOUS

(A)       Governing Law; Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE PERSONS HAVING INTERESTS IN THE TRUST SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. ALL ACTIONS OR PROCEEDINGS ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN STATE COURTS IN THE STATE OF TEXAS IN THE COUNTY OF DALLAS.

(B)        Effect of Inoperative, Invalid or Illegal Provision. If any provision in this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(C)       Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instruments.

(D)       Headings, Captions and Titles. The headings employed in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

(E)        Entire Agreement. This Agreement, sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto.

(F)	Notices; Distribution Instructions.

(i)      Any notice, report, demand, waiver or communication required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

If to the Settlor:

FIRSTPLUS Financial Group, Inc.

5100 North O’Connor, 6th Floor

Dallas, Texas 75039

Attention:	Chairman of Board of Directors
Facsimile:	(214) 231-7690

With a copy to:

Douglas Berman, Esq.

Jenkens & Gilchrist, a Professional Corporation

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Facsimile:	(214) 855-4300

If to the Beneficiary:

FIRSTPLUS Financial Group, Inc.

5100 North O’Connor, 6th Floor

Dallas, Texas 75039

Attention:	Chairman of Board of Directors
Facsimile:	(214) 231-7690

With a copy to:

Douglas Berman, Esq.

Jenkens & Gilchrist, a Professional Corporation

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Facsimile:	(214) 855-4300

If to the Trustees:

J.D. Draper

FirstPlus Financial Group, Inc.

5100 N. O’Connor Blvd., 6th Floor

Irving, Texas 75039

John R. Fitzgerald

FirstPlus Financial Group, Inc.

5100 N. O’Connor Blvd., 6th Floor

Irving, Texas 75039

James Roundtree

FirstPlus Financial Group, Inc.

5100 N. O’Connor Blvd., 6th Floor

Irving, Texas 75039

With a copy to:

Kyung S. Lee, Esq.

Diamond McCarthy Taylor Finley & Lee, LLP

909 Fannin, Suite 1500

Houston, Texas 77010

Facsimile: (713) 333-5199

(ii)	Any instruction from the Settlor to the Trust directing a distribution shall:
	(a)	Be given in accordance with VII(F)(i);

(b)	Provide delivery instructions for the Settlor and the class(es) of Shareholders; and
(c)	State that such distribution complies with the last sentence of IV(c).

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands, all on the day and year first above written.

FIRSTPLUS FINANCIAL GROUP, INC.,
Settlor

By:	/s/ Robert Freeman
Name:	Robert Freeman
Title:	Chairman of Board of Directors

FIRSTPLUS FINANCIAL GROUP, INC.,
Beneficiary

By:	/s/ Robert Freeman
Name:	Robert Freeman
Title:	Chairman of Board of Directors

Trustees:

/s/ J. D. Draper
J.D. Draper, Trustee

/s/ John R. Fitzgerald
John R. Fitzgerald, Trustee

/s/ James Roundtree
James Roundtree, Trustee

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